SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 3, 2004  (November 1, 2004)

Grey Wolf, Inc.

(Exact Name of Registrant as Specified in Charter)

Texas (State or Other Jurisdiction of Incorporation)	1-8226 (Commission File Number)	74-2144774 (IRS Employer Identification No.)

10370 Richmond Ave., Suite 600
Houston, TX 77042
(Address and Zip Code of Principal Executive Offices)

(713) 435-6100
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

     The Company announced that Merrie S. Costley resigned as the Company’s Vice President and Controller, effective November 1, 2004.

     Also effective November 1, 2004, the Board of Directors appointed Kent D. Cauley, age 34, to the position of Vice President and Controller. Mr. Cauley joined the Company in March of 2000 as Financial Reporting Manager. He was promoted to Assistant Controller — Financial Reporting in July of 2003. Prior to joining the Company he was at Ernst & Young where he most recently served as Audit Manager. In connection with his appointment Mr. Cauley will participate in the Company’s Executive Severance Plan (the “Plan”), established in November 2001. The purpose of this Plan is to provide those executive officers of the Company and its subsidiaries that have not entered into employment agreements with the Company with economic protection in the event of termination of employment under circumstances provided for in the Plan within twelve months after a “Change In Control” (as defined). Pursuant to the terms of the Plan, if Mr. Cauley’s employment with the Company is terminated within twelve months after a “Change In Control” he will be entitled to receive a severance payment equal to one and one half times the sum of: (a) his annual salary plus (b) a bonus equal to thirty percent of his annual salary.

     On October 29, 2004, the Company issued a press release announcing Mr. Cauley’s appointment and Ms. Costley’s departure. The press release is filed with this report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description

Exhibit 99.1	Grey Wolf, Inc. Press Release dated October 29, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 3, 2004

GREY WOLF, INC.
/s/ David W. Wehlmann
David W. Wehlmann
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Grey Wolf, Inc. Press Release dated October 29, 2004